 10.12(f)
FOURTH AMENDMENT TO DOCKAGE AGREEMENT
     THIS FOURTH AMENDMENT TO DOCKAGE AGREEMENT (hereinafter “Fourth Amendment”) is made and entered into on this the 17th day of June, 2002, by and between THE GREENVILLE YACHT CLUB, a Mississippi corporation (hereinafter “Yacht Club”), and JMBS CASINO LLC, a Mississippi limited liability company (“JMBS”).
WITNESSETH:
     WHEREAS, on or about December 29, 1992, the Yacht Club and Cotton Club of Greenville, Inc. (hereinafter “Cotton Club”) entered into that certain Dockage Agreement (hereinafter “Original Agreement”) and a related letter agreement; and
     WHEREAS, the Yacht Club and Cotton Club entered into Agreements dated April 2, 1993 and September 27, 1993 related to the Original Agreement; and
     WHEREAS, on or about July 27, 1995, the Yacht Club and Cotton Club entered into a Second Amendment to the Original Agreement (hereinafter “Second Amendment”), a memorandum of which is filed in Book 1983, Page 649, of the Washington County, Mississippi records; and
     WHEREAS, by Assignment of Agreements dated December 11, 1997 and recorded at book 2000, page 312, of the Washington County, Mississippi records, Cotton Club (which changed its corporate name to Jubilation Lakeshore, Inc.) assigned its rights in the Original Agreement, as amended, to Alpha Gulf Coast, Inc; and
     WHEREAS, on or about December 22, 1997, the Yacht Club and Alpha Gulf Coast, Inc. entered into that certain Third Amendment to Dockage Agreement (the Original Agreement, as amended by the letter agreement, Agreements, and

Amendments referred to above; is hereinafter referred to collectively as the “Amended Dockage Agreement”); and
     WHEREAS, Alpha Gulf Coast, Inc. assigned its rights under the Amended Dockage Agreement to Greenville Casino Partners, L.P., by virtue of an Assignment of Yacht Club Dockage Agreement and License Agreement dated March 2, 1998, recorded in Book 1990, Page 555, of the Washington County, Mississippi records; and
     WHEREAS, Greenville Casino Partners, L.P. assigned its rights under the Amended Dockage Agreement to JMBS, by virtue of an Assignment of Dockage Agreement dated March 14, 2002, recorded in Book 2218, Page 372, of the Washington County, Mississippi records; and
     WHEREAS, the Yacht Club, JMBS, and Greenville Casino Partners, L.P., entered into a Consent Agreement dated February 22, 2002 related to the assignment to JMBS; and
     WHEREAS, the Yacht Club and JMBS desire to further amend the Amended Dockage Agreement.
     NOW, THEREFORE, in consideration of the premises and the respective mutual agreements, covenants, representations and warranties contained herein and in the Amended Dockage Agreement, the sufficiency of which is hereby acknowledged, the Amended Dockage Agreement is further modified, altered and changed in the following respects only, and the parties agree as follows:
     1. JMBS hereby notifies the Yacht Club, and the Yacht Club acknowledges receipt of such notice and waives any further notice requirements under Section 6 of the Original Agreement, of the exercise by JMBS of the third option to extend the term of the Amended

Dockage Agreement, the term of which shall begin at 12:01 a.m. (Central Standard Time) on December 29, 2002, and shall expire at 11:59:59 p.m. on August 31, 2010 (the “Third Option Term”). During the Third Option Term JMBS shall pay to the Yacht Club dockage fees as provided in the Agreement, and under Section 7 during the Third Option Term such dockage fees shall be $390,000 per annum, prorated on a daily basis for any year less than 365 days.
     2. Section 9 of the Original Agreement is hereby amended in its entirety to read as follows;
Yacht Club further agrees that so long as Cotton Club is not in default of this Agreement (Cotton Club shall not be deemed to be in default unless Yacht Club has given Cotton Club written notice of such default and Cotton Club has not cured such default within thirty days after receipt of such notice), Yacht Club will not allow any vessel not owned/operated/chartered by Cotton Club which is primarily engaged in the business of gaming to tie up at its dock or otherwise occupy any waterfront space in which Yacht Club has any rights, title or interest. Notwithstanding anything in this Dockage Agreement to the contrary, Cotton Club has the right, but not the obligation, under this Dockage Agreement to tie up a vessel or vessels primarily engaged in the business of gaming at Yacht Club’s dock. Accordingly, no removal by Cotton Club of any vessel or vessels tied up at the Yacht Club’s dock shall affect the Yacht Club’s obligations or Cotton Club’s rights under the first sentence of this Section 9.
     3. The substance (but not the title) of Section 28 of the Original Agreement is deleted and the following inserted in lieu thereof:
Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telecopier communication) and mailed, telecopied or delivered:

If to Yacht Club:	Greenville Yacht Club
P.O. Box 417
Greenville, MS 38702-0417
ATTN: Marcus E. Hooker, Commodore
Fax: (662) 334-1871

With copies to:	Joel J. Henderson, Esq.
Henderson Dantone, P.A.
241 Main
P.O. Box 2778
Greenville, MS 39702-0778
Fax: (662) 378-3413

If to Cotton Club:	JMBS Casino LLC
242 South Walnut Street
Greenville, MS 38701
ATTN: Joseph A. Yung, Manager
Fax: (662) 335-2700

With a copy to:	Andrew R. Berger, Esq.
Katz, Teller, Brant & Hild
255 E. Fifth Street, Suite 2400
Cincinnati, Ohio 45202-4787
Fax: (513) 721-7120
or, as to Yacht Club or Cotton Club, at such other address which shall be designated by such party in a written notice to the other party hereto. All such notices and communications addressed to Yacht Club or Cotton Club shall, if sent through the United States Mail, be effective three days after deposited in the United States Mail, certified receipt, return receipt requested, or if sent by telecopy, be effective when so telecopied, or if sent by hand delivery, be effective on the same day so delivered.
     4. The amendments and agreements stated herein take effect immediately.
     5. JMBS and the Yacht Club agree that, except as specifically modified herein, the Amended Dockage Agreement remains in full force and effect.
     6. This Fourth Amendment may be executed in multiple originals. Likewise, this Fourth Amendment may be executed in multiple counterparts which, when taken together, shall constitute a single agreement.
     7. JMBS agrees to reimburse Yacht Club for its reasonable attorneys fees in connection with Yacht Club’s review of the Reaffirmation of Consent Agreement and Memorandum of Agreement by the Yacht Club in favor of Bank of America, N.A.

     IN WITNESS WHEREOF the parties have executed this Fourth Amendment to Dockage Agreement as of the day and year first above written.

JMBS CASINO LLC
By:	/s/ Joseph A. Yung
Joseph A. Yung, Manager

THE GREENVILLE YACHT CLUB
By:	/s/ Marcus E. Hooker
Marcus E. Hooker, Commodore

ATTEST
/s/ Illegible
Secretary